                                                                    EXHIBIT 1.2

                   Transcontinental Gas Pipe Line Corporation

                               $________________

                               Medium-Term Notes

                   Due More Than 9 Months from Date of Issue

                          U.S. DISTRIBUTION AGREEMENT


                                                            ______________ 199__


[Underwriter ____________
_________________________
_________________________]


Dear Sirs:

         Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the issue and sale by the Company of up to $______________ (or the equivalent thereof in a foreign currency or composite currency) aggregate initial public offering price of its Medium-Term Notes due more than 9 months from date of issue (the "Notes"). The Notes will be issued as senior indebtedness (the "Notes") of the Company. The Notes will be issued pursuant to the provisions of a senior debt indenture dated as of ___________ 199__ (as it may be supplemented or amended from time to time,
the "Indenture"), between the Company and             , as trustee (the
""Trustee''). The Notes will be issued in denominations of $100,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in such foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency) or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). The Notes will bear interest at rates to be provided in a supplement to the Basic Prospectus referred to below.

         The Company hereby appoints you as its exclusive agent for the purpose of soliciting offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to terms and conditions herein set forth, you agree to use your best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, you may also purchase Notes as principal for resale to others, and, if requested by you, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter referred to as the "Registration Statement". The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Prospectus Supplement" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement" and "amendment" or "amend" as used herein shall include all documents filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the Basic Prospectus that are deemed to be incorporated by reference in the Prospectus.

                 1. Representations and Warranties. The Company represents and warrants to you as of the Commencement Date (as hereinafter defined), as of each date on which the Company accepts an offer to purchase Notes, as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations and warranties shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended and supplemented to each such date):

                 (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

                 (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus complied or will comply when





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so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (ii) each part of the Registration Statement, when such part became effective or was incorporated by reference into the Registration Statement, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (iv) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (i) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning the Agent furnished to the Company in writing by you expressly for use therein or (ii) to that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustees.

                 (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

                 (d) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except


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as rights to indemnity and contribution hereunder or thereunder may be limited under applicable law.

                 (e) The Indenture pursuant to which the Notes will be issued has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act.

                 (f) The forms of Notes have been duly authorized, and, when the Notes have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, they will be valid and legally binding obligations of the Company and will be entitled to the benefits of such Indenture.

                 (g) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indentures, the Notes and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company , or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indentures, the Notes or any applicable Terms Agreement, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Notes.

                 (h) There has not been any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the financial condition, or in the earnings, business or operations of the Company, from that set forth in the Registration Statement.

                 (i) There are no legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

                 (j)      The Company has all necessary consents,
authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings


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with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as then amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company.

                 2.       Solicitations as Agent; Purchases as Principal.

                 (a) Solicitations as Agent. In connection with your actions as Agent hereunder, you will use your best efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

                 The Company reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, you will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised you that such solicitation may be resumed. During the period of time that such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change deemed immaterial in your reasonable opinion) during the period of suspension, you shall not be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as you may request.

                 The Company agrees to pay to you, as consideration for the sale of each Note resulting from a solicitation made by you, a commission in the form of a discount from the purchase price of such Note equal to between
 .___% and .___% of such purchase price, depending upon such Note's maturity.

                 You are authorized to solicit offers to purchase Notes only in the principal amount of $100,000 (or, in the case of Notes not denominated in U.S. dollars, the equivalent thereof in such foreign currency or composite currency, rounded down to the nearest 1,000 units of such foreign currency or composite currency)' or any amount in excess thereof which is an integral multiple of $1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such foreign currency or composite currency). You shall communicate to the Company, orally or in writing, each offer to purchase Notes received by you as agent that in your judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. You


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shall have the right to reject any offer to purchase Notes that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein.

         (b) Purchases as Principal. If requested by you in connection with a sale of Notes directly to you as principal for resale to others, the Company will enter into a separate Terms Agreement (with terms acceptable to it and to you) that will provide for the sale of such Notes to and the purchase and re-offering thereof by you in accordance with the terms of this Agreement and the Terms Agreement. Each Terms Agreement shall be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between you and the Company.

                 Your commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by you to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date thereof, the price to be paid to the Company for such Notes and the time and place of delivery of and payment for such Notes (each such date, a "Settlement Date"). Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof.

                 (c) Procedures. You and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and you.

                 (d)      Delivery.  The documents required to be delivered by
Section 4 of this Agreement shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom, your counsel, not later than 4 p.m., New York time, on the date hereof, or at such other time and/or place as you and the Company may agree upon in writing (the "Commencement Date").

                 3.       Agreements.  The Company agrees with you that:

                 (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission which may be required to be filed pursuant to Section





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13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings, if any, the Company will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b). The Company will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment of the Registration Statement or any amendment of or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Notes so long as you are not reasonably satisfied with such document.

                 (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with law, the Company will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If in your opinion it is necessary at any time to amend or supplement the Registration Statement or the Prospectus, as then amended or supplemented, to comply with law, you shall so notify the Company by telephone (with confirmation in writing) and may suspend solicitation of offers to purchase Notes. If the Company shall decide to amend or supplement the Registration Statement or Prospectus as then amended or supplemented, it shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented that will correct such statement or omission or effect





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such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes you may have purchased as principal for resale pursuant to Section 2(b) has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus as then amended or supplemented, satisfactory in all respects to you, and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If such amendment or supplement and any documents, certificates, opinions and letters furnished to you pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, you may resume your resale of Notes as principal.

                 (c) The Company will make generally available to its security holders and to you as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statements shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                 (d) The Company will furnish to you without charge two signed copies of the Registration Statement and all amendments thereto, including exhibits and any documents incorporated by reference therein, and during the period mentioned in Section 3(b) above, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                 (e) The Company will qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you shall reasonably request, will maintain such qualifications for as long as you shall reasonably request and will pay all expenses





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(including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as you may designate.

                 (f) During the term of this Agreement, the Company shall furnish to you such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as you may from time to time reasonably request and shall notify you promptly in writing of any downgrading or of its receipt of any notice of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                 (g) The Company will, whether or not any sale of Notes is consummated, pay all reasonable expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the reasonable fees and disbursements of the Company's counsel and accountants and of the Trustees and their counsel, (iv) the qualification of the Notes under securities or blue sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to you of copies of the Indentures and any Blue Sky Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of your counsel incurred in connection with the offering and sale of the Notes and (x) any reasonable out-of-pocket expenses incurred by you, including any advertising expenses incurred by you with the approval of the Company.

                 (h) Between the date of any agreement pursuant to Section 2(b) by you to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes (other than (i) the Notes that are to be sold pursuant to such





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agreement and (ii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

                 4. Conditions of the Obligations of the Agent. Your obligations to solicit offers to purchase Notes as agent of the Company, your obligations to purchase Notes pursuant to any Terms Agreement or otherwise and the obligations of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof prior to or concurrently with any such solicitation or purchase, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed, in each case, at the time of such solicitation or purchase and to the following additional conditions precedent:

                 (a) (i) There shall not have occurred any material adverse change, or any development which could reasonably be expected to result in a prospective material adverse change, in the financial condition, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

                 (ii) Since the date of this Agreement, there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of any hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and, in the case of any of the events described in clauses (ii) (A) through (D), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented.

                 (iii) As of each Settlement Date, there shall not have been, since the date of this Agreement, any downgrading, nor any notice given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, except as disclosed to you in writing by the Company prior to the date the Company accepted the offer to purchase the Notes to be issued on such Settlement Date.





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                 (b)      On the Commencement Date and, if called for by any
agreement by you to purchase Notes as principal, on the corresponding Settlement Date, you shall have received:

                 (i) The opinion, dated as of such date, of J. Furman Lewis, Esq., General Counsel of the Company, to the effect that:

                 (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

                 (B) the Company has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts and other tribunals, necessary to conduct its business in the manner described in the Prospectus, except to the extent that the lack of such consents, authorizations, approvals, orders, certificates or permits would not have a material adverse effect on the Company;

                 (C) each Indenture pursuant to which the Notes will be issued (i) has been duly authorized, executed and delivered by the Company, (ii) assuming due authorization, execution and authentication by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms and (iii) has been duly qualified under the Trust Indenture Act of 1939, as amended;

                 (D) the forms of Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and paid for by the purchasers thereof, will be valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, and will be entitled to the benefits of such Indenture;

                 (E) each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder or thereunder may be limited under applicable law;

                 (F) the execution, delivery and performance of this Agreement, the Indentures, the Notes and any applicable Terms Agreement will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws of the Company or any material agreement or other material instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency other than pursuant to any state securities or Blue Sky law is required for the performance of this Agreement and the issuance and sale of the Notes pursuant to this Agreement;

                 (G) the statements (l) in the Prospectus under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus) and "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), (2) in the Registration Statement under Item 15 and (3) in the Company's [most recent Annual Report on Form 10-K] under "Business" and "Legal Proceedings" [and in "Note 8 - Contingent Liabilities in the Company's most recent quarterly report on Form 10- Q, in each case] insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                 (H) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

                 (I) such counsel (l) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except as to financial statements included therein, as to which such counsel need not express any opinion), and incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented, complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (2) believes that (except as to financial statements and except for that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification ("Form T-1") under the Trust Indenture Act of 1939, as amended, as to all of which such counsel need not express any belief) each part of the Registration Statement, as amended, if applicable, when such part became effective or was incorporated by reference into the Registration Statement did not, and as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary-to make the statements therein, in light of the circumstances under which they were made, not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements included therein and except for that part of the Registration Statement that constitutes the Form T- 1, as to all of which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder and (4) believes that (except as to financial statements, and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to as to all of which such counsel need not express any belief) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, as of the Commencement Date or the date of your agreement to purchase Notes as principal pursuant to Section 2(b), as the case may be, did not, and as of the date such opinion is delivered, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                 In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of Oklahoma, the Delaware General Corporation Law, and the federal law of the United States, upon the opinions of your and other counsel (copies of which shall be delivered to you), who shall be counsel satisfactory to your counsel, in which case the opinion shall state that such counsel believes he and you are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                 (ii) The opinion, dated as of such date, of Davis, Polk & Wardwell, counsel to you, in substantially the form as set forth as Exhibit C hereto.

                 [(iv) The opinion, dated as of such date, of _____________________, special tax counsel to the Company, confirming the accuracy of the opinion of such counsel set forth under the caption "United States Federal Taxation" in the Prospectus Supplement.]

                 (c) On the Commencement Date and, if called for by any agreement by you to purchase Notes as principal pursuant to Section 2(b), on the corresponding Settlement Date, you shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an officer of the Company to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

                 The officer signing and delivering such certificate may rely upon the best knowledge of the Company as to proceedings threatened.

                 (d) On the Commencement Date and, if called for by any agreement by you to purchase Notes as principal pursuant to Section 2(b), on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus, as amended or supplemented.

                 (e) On the Commencement Date and on each Settlement Date of a purchase pursuant to Section 2(b), the Company shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

                 5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change deemed immaterial in your reasonable opinion), the Company will deliver or cause to be delivered forthwith to you a certificate signed by an officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such certificate.

                 (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company shall furnish or cause to be furnished forthwith to you a written opinion of counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement or the Prospectus as amended and supplemented to the time of delivery of such letter.)

                 (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Registration Statement or the Prospectus, the Company shall cause its independent public accountants forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in
Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

                 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities caused by any untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or allegedly untrue statement or omission based upon information relating to you furnished to the Company in writing by you expressly for use therein.

                 (b) You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to you, but only with reference to information relating to you furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of such Notes or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and you in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes before deducting expenses received by the Company and the total discounts and commissions received by you in respect thereof, in each case as set forth in the Prospectus Supplement relating to such Notes, bear to the aggregate public offering price of such Notes. The relative fault of the Company and of you shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and you agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 7. Position of the Agent. In soliciting offers to purchase the Notes, you are acting solely as agent for the Company, and not as principal, and do not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. You shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by you and accepted by the Company, but you shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

                 8. Termination. This Agreement may be terminated at any time either by the Company or by you upon the giving of written notice of such termination to the other party hereto. Any Terms Agreement shall be subject to termination on the terms set forth therein. The termination of this Agreement shall not require termination of any agreement by you to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), the last two sentences of Section 3(b) and Sections 3(c), 3(g), 6, 7 and 9 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(c), 3(a) and 3(f) shall also survive.
If any Terms Agreement is terminated, the provisions of Sections 3(c), 3(g), 6 and 9 and the last two sentences of Section 3(b) (which shall have been incorporated by reference in such Terms Agreement) shall survive.

                 9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and you set forth in or made pursuant to this Agreement or any agreement by you to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

                 10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed to you at _____________________, with a copy to Davis, Polk & Wardwell, Attention: Keith Kearney or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at P.O. Box 1396, Houston, Texas 77251 Attention: Chief Financial Officer, with a copy to its General Counsel at the same address.

                 11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

                 12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 13. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

                 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                           Very truly yours,
                                           TRANSCONTINENTAL GAS PIPE LINE
                                           CORPORATION


                                           By________________________________
                                             Title:




     The foregoing Agreement
     is hereby confirmed
     and accepted as of the
     date first above written.


     [UNDERWRITER]


     By_________________________
             Title:

                                                                       Exhibit A


                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION


                               MEDIUM-TERM NOTES


                                TERMS AGREEMENT

                                                      ___________________, 19___

TRANSCONTINENTAL GAS PIPE LINE CORPORATION
P.O. Box 1396
Houston, Texas 77251

Attention:

                 Re: Distribution Agreement dated ________, 199__ (the Distribution Agreement")

                 The undersigned agrees to purchase the following principal amount of your Medium-Term Notes: $

                                                                                 Floating
                                        Fixed Rate                               Rate
All Notes:                              Notes:                                   Notes:
- ----------                              ------                                   --------
Purchase                                Interest                                 Base rate:
price:                                  Rate:

Settlement                              Applicability                            Applicability
date and time:                          of modified                               of modified
                                        payment upon                              following
Place of                                acceleration                              banking
 delivery:                                                                        day convention:
                                        Amortization
Specified                               schedule:                                Index
 currency:                                                                        maturity:

Maturity                                                                         Spread:
 date:
                                                                                 Spread
Interest                                                                         multiplier:
 payment dates:
                                                                                 Alternate rate
Original issue                                                                    event spread:
 discount
 provisions:                                                                     Initial interest
                                                                                  rates:

Redemption
 provisions:                                                                     Initial interest
                                                                                 reset date:

Ranking:
                                                                                 Interest reset
Other terms:                                                                      dates:

                                                                                 Maximum rate:

                                                                                 Minimum rate:

                                                                                 Interest reset
                                                                                  period:

                                                                                 Calculation agent:


                 The provisions of Sections l, 2(b), 2(c), 2(d), 3, 4, 5, 6 and 8 through 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                 The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required: _______________

                                                [UNDERWRITER]


                                                By _____________________________
                                                   Title:
Accepted:

TRANSCONTINENTAL GAS PIPE LINE CORPORATION


By ______________________
   Title:

                                                                       EXHIBIT B


                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                  MEDIUM-TERM NOTES, ADMINISTRATIVE PROCEDURES


                 Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes") on a continuous basis by Transcontinental Gas Pipe Line Corporation, (the "Company") pursuant to the Distribution Agreement, dated as of _____________, 199__ (the "Distribution Agreement") between the Company and __________________ (the "Agent"). The Notes will be issued as senior indebtedness (the "Notes") of the Company. In the Distribution Agreement, the Agent has agreed to use its best efforts to solicit purchases of the Notes. [The Agent, as principal, may purchase Notes for its own account and if requested by the Agent, the Company and the Agent will enter into a terms agreement, as contemplated by the Distribution Agreement.]

                 The Notes will be issued pursuant to the provisions of a
senior debt indenture dated as of ___________ 1996 (as it may be supplemented or
amended from time to time, the "Indenture"), between the Company and          ,
as trustee (the ""Trustee'').        , will be the Registrar, the Calculation
Agent, Authenticating Agent, and Paying Agent for the Note and will perform the duties specified herein. Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the "Floating Rate Notes").
Fixed Rate Notes may pay a level amount in respect of both interest and principal amortized over the life of the Notes (the "Amortizing Notes"). The Notes will be issued in U.S. dollars or other currencies, including composite currencies such as the European Currency Unit (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below)
delivered to                , as agent for the Depository Trust Company
("DTC"), and recorded in the book-entry system maintained by DTC (a
"Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

                 Book-Entry Notes, which may only be denominated and payable in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indentures or the Notes shall be used herein as therein defined.

         PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

                 In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of the date hereof (the "Letter of Representation"), and a Medium Term Note Certificate Agreement between the Trustee and DTC, dated as of _______________, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                 On any date of settlement (as defined under
                          "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global
                          Security") representing up to $100,000,000 principal amount of all such Notes that have the same Maturity
                          Date, redemption provisions, ranking, Interest
                          Payment Dates, Original Issue Date, original issue discount provisions (if any) and, in the case of Fixed Rate Notes, Interest Rate and amortization schedule (if any) or, in the case of Floating Rate
                          Notes, Initial Interest Rate, Base Rate, Index
                          Maturity, Interest Reset Period, Interest Reset
                          Dates, Spread or Spread Multiplier (if any), Minimum
                          Interest Rate (if any) and Maximum Interest Rate (if any) and, in each case, any other relevant terms
                          (collectively "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date," which will be

                          (i) with respect to an original Global Security (or any portion thereof), its original issuance date and
                          (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may only be denominated and payable in U.S. dollars. No Global Security will represent any Certificated Note.

Identification            The Company has arranged with the CUSIP
Numbers:                  Service Bureau of Standard & Poor's Corporation (the
                          "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for each of the Notes, each of which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes.
                          The Company has obtained from the CUSIP Service
                          Bureau a written list of each series of reserved
                          CUSIP numbers and has delivered to the Trustee and DTC the written list of 900 CUSIP numbers of each such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement
                          Procedure "B".  DTC will notify the CUSIP Service
                          Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Global
                          Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global
                          Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:             Each Global Security will be registered in the name
                          of Cede & Co., as nominee for DTC, on the Security register maintained under the relevant Indenture.
                          The beneficial owner of a Book- Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                          (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such
                          Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                Transfers of a Book-Entry Note will be accompanied by
                          book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:                The Trustee may deliver to DTC and the CUSIP Service
                          Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more
                          Outstanding Global Securities that represent
                          Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry
                          Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice,

                          DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual -Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Not withstanding the foregoing, if the Global Securities to be exchanged exceed $100,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $100,000,000 principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Maturities:               Each Book-Entry Note will mature on a date more than
                          nine months after the settlement date for such Note.

Notice of                 The Trustee will give notice to DTC
Redemption Dates:         prior to each Redemption Date (as specified in the
                          Note), if any, at the time and in the manner set forth in the Letter of Representation.

Denominations:            Book-Entry Notes will be issued in principal amounts
                          of $100,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $100,000,000. If one or more Book-Entry
                          Notes having an aggregate principal amount in excess of $100,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one
                          Global Security will be issued to represent each $100,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry
                          Note or Notes shall be assigned the same CUSIP number.

Interest:                 General.  Interest on each Book-Entry Note will
                          accrue from the Interest Accrual Date of the Global
                          Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date;
                          provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption, as the case may be. Interest payable at the maturity or upon redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor's
                          Corporation will use the information received in the pending deposit message described under Settlement
                          Procedure "C" below in order to include the amount of any interest payable and certain other.information regarding the related Global Security in the appropriate weekly bond report published by Standard
                          & Poor's Corporation.

                          Record Date. The Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days immediately preceding such Interest Payment Date.

                          Fixed Rate Book-Entry Notes. Interest payments on Fixed Rate Book-Entry Notes other than Amortizing Notes will be made semiannually on March l and September 1 of each year and at maturity and Book-Entry Amortizing Notes will pay principal and interest semiannually each March 1 and September l, or quarterly each March l, June 1, September 1, and December l, and at maturity; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                          Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided however, that if an Interest Payment Date for Floating Rate Book-Entry Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; andprovided, further, that in the case of a

                          Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                          Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.

Calculation of            Fixed Rate Book-Entry Notes.
Interest:                 Interest on Fixed Rate Book-Entry Notes (including
                          interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                          Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.


Payments of               Payments of Interest.  Promptly after each
Principal and             after each Record Date, the Trustee
Interest:                 will deliver to the Company and DTC a written notice
                          specifying by CUSIP number the amount of interest to be paid on each Global Security (other than an Amortizing Note) on the following Interest Payment
                          Date (other than an Interest Payment Date coinciding with maturity) and the total of such amounts. DTC will confirm the amount payable on each such Global
                          Security on such Interest Payment Date by reference to the daily bond reports published by Standard &
                          Poor's Corporation. In the case of Amortizing Notes, the Trustee will provide separate written notice to DTC prior to each

                          Interest Payment Date at the times and in the manner set forth in the better of Representation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest) (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." If any Interest Payment Date for a Fixed Rate Book- Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                          Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security (other than an Amortizing Note) maturing either at maturity or on a redemption date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption date of such Global Security. In the case of Amortizing Notes, the Trustee will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representation. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption date. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." If any Maturity Date or redemption date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and, in the case of Fixed Rate Notes, no interest shall accrue on such payment for the period from and after such Maturity Date or redemption date. Promptly after payment to DTC of the principal and interest due on the Maturity Date or redemption date of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the relevant Indenture and deliver it to the Company with a certificate of cancellation.

                          Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10 A.M. (New York City time) on each Maturity Date or redemption date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption date. On each Interest Payment Date, interest payments (and, in the case of Amortizing Notes, interest and principal payments) shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                          Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of            If any order to purchase a Book-Entry
Pricing                   Note is accepted by or on behalf of the
Supplement:               Company, the Company will prepare a pricing
                          supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule
                          424(b) under the Act, will deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall request by the close of business on the following Business Day and will, on the Agent's behalf, file five copies of such Pricing Supplement with the National Association of Securities Dealers,
                          Inc. (the "NASD").  The Agent will cause such Pricing
                          Supplement to be delivered to the purchaser of the Note.

                          In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:               The receipt by the Company of immediately available
                          funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note.

                          All orders accepted by the Company will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement                Settlement Procedures with regard to
Procedures:               each Book-Entry Note sold by the Company to or
                          through the Agent, (except pursuant to a Terms
                          Agreement, as defined in the Distribution Agreement), shall be as follows:

                          A.      The Agent will advise the Company by
                                  telephone that such Note is a Book-Entry Note and of the following settlement information:

                                  1.       Principal amount.

                                  2.       Maturity Date.

                                  3.       In the case of a Fixed Rate
                                           Book-Entry Note, the interest rate
                                           and whether such Note is an
                                           Amortizing Note, or in the case of a
                                           Floating Rate Book-Entry Note, the
                                           Initial Interest Rate (if known at
                                           such time), Base Rate, Index
                                           Maturity, Interest Reset Period,
                                           Initial Interest Reset Date,
                                           Interest Reset Dates, Spread or
                                           Spread Multiplier (if any), Minimum
                                           Interest Rate (if any), Maximum
                                           Interest Rate (if any), the
                                           Alternate Rate Event Spread (if any)
                                           and the applicability of the
                                           Modified Following Banking Day
                                           Convention.

                                  4.       Interest Payment Dates.

                                  5.       Redemption provisions, if any.

                                  6.       Ranking.

                                  7.       Settlement date.

                                  8.       Price.

                                  9.       Agent's commission, if any,
                                           determined as provided in the
                                           Distribution Agreement.

                                  10. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of
                                           Modified Payment upon Acceleration.

                                  11.      Any other applicable Terms.

                          B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable.

                          C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor's Corporation:

                                  1.       The information set forth in
                                           Settlement Procedure "A".

                                  2.       The Initial Interest Payment Date
                                           for such Note, the number of days by
                                           which such date succeeds the related
                                           DTC Record Date (which in the case
                                           of Floating Rate Notes which reset
                                           daily or weekly, shall be the date
                                           five calendar days immediately
                                           preceding the applicable Interest
                                           Payment Date and, in the case of all
                                           other Notes, shall be the Record
                                           Date as defined in the Note) and
                                           amount of interest
                                           payable on such Initial Interest
                                           Payment Date.

                                  3.       The CUSIP number of the Global
                                           Security representing such Note.

                                  4.       Whether such Global Security will
                                           represent any other Book-Entry Note
                                           (to the extent known at such time).

                                  5.       Whether such Note is an Amortizing
                                           Note (by appropriate notation in the
                                           comments field of DTC's Participant
                                           Terminal System).

                          D. The Trustee will complete and authenticate the Global Security representing such Note.

                          E. DTC will credit such Note to the Trustee's participant account at DTC.

                          F. Citibank will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Agent's participant account and (ii) debit the Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Medium Term Note Certificate Agreement between the Trustee and DTC.

                          G. Unless the Agent purchased such Note as principal, the Agent will enter an SDFS deliver order through DTC's

                                  Participant Terminal System instructing DTC
                                  (i) to debit such Note to the Agent's
                                  participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note.

                          H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                          I.      The Trustee will credit to the account of the
                                  Company maintained at             , New
                                  York, New York, in funds available for
                                  immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                          J. Unless the Agent purchased such Note as principal, the Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                          K. Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes Outstanding as of that date under the Indentures and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement                For sales by the Company of Book-
Procedures                Entry Notes to or through the Agent

Timetable:                (except pursuant to a Terms Agreement) for settlement
                          on the first Business Day after the sale date, Settlement Procedures 'A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                       Settlement
                                       Procedure                Time
                                       ----------               ----
                                          A        11:00 A.M. on the sale date
                                          B        12:00 Noon on the sale date
                                          C         2:00 P.M. on the sale date
                                          D         9:00 A.M. on settlement date
                                          E        10:00 A.M. on settlement date
                                          F-G       2:00 P.M. on settlement date
                                          H         4:45 P.M. on settlement date
                                          I-J       5:00 P.M. on settlement date

                          If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedure "B" and "C" shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                          If settlement of a Book-Entry Note is rescheduled or cancel led, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the

                          Business Day immediately preceding the scheduled settlement date.

Failure to                If the Trustee fails to enter an SDFS deliver order
Settle:                   with respect to a Book-Entry Note pursuant to
                          Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global
                          Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancel led Global Security to the Company.
                          The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry
                          Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global
                          Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancel led immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global
                          Security and shall bear the CUSIP number of the surrendered Global Security.

                          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and

                          "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                          Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                          In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.


           PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


              The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:                 Each Certificated Note will be dated and issued as of
                          the date of its authentication by the Trustee.  Each
                          Certificated Note will bear an Original Issue Date, which will be (i)with respect to an original
                          Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note
                          (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated
                          Note, the original issuance date of the predecessor
                          Certificated Note, regardless of the date of authentication of such subsequently issued
                          Certificated Note.

Registration:             Certificated Notes will be issued only in fully
                          registered form without coupons.

Transfers and             A Certificated Note may be presented

Exchanges:                for transfer or exchange at the corporate trust
                          office of Citibank. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:               Each Certificated Note will mature on a date more
                          than nine months from the settlement date for such Note.

Currency:                 The currency denomination with respect to any
                          Certificated Note and the payment of interest and the repayment of principal with respect to any such Certificated Note shall be as set forth therein and in the applicable Pricing Supplement.

Denominations:            The denomination of any Certificated Note will be a
                          minimum of U.S. $100,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or the equivalent, as determined pursuant to the provisions of the applicable Prospectus Supplement, of U.S. $100,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency.

Interest:                 General.  Interest on each Certificated Note will
                          accrue from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date;
                          provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption, the interest payable will include interest accrued to, but excluding the Maturity Date or the date of redemption, as the case may be.

                          Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes other than Amortizing Notes will be made semi-annually on March 1 and September 1 of each year and at maturity and Certificated Amortizing Notes will pay principal and interest semi-annually each March l and September l, or quarterly each March l, June l, September 1, and December l, and at maturity; provided, however, that in the case of Certificated Fixed Rate Notes issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                          Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semi-annually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to settlement procedure "A" below; in the case of Notes with a quarterly interest Payment Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure All below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Certificated Note issued between a Record Date wand an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of            Fixed Rate Certificated Notes.
Interest:                 Interest on Fixed Rate Certificated Notes (including
                          interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months.

                          Floating Rate Certificated Notes.
                          Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of               The Trustee will pay the principal amount of each
Principal and             Certificated Note at maturity or upon redemption upon
Interest:                 presentation and surrender of such Note to the
                          Trustee. Such payment, together with payment of interest due at maturity or upon redemption of such Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Note. Certificated Notes presented to the Trustee at maturity or upon redemption for payment will be cancel led by the Trustee and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated Note (other than interest due at maturity or upon redemption) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the relevant Indenture; provided, however, that the holder of $10,000,000 or more of Notes having the same
                          Interest Payment Date


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
                          will be entitled to receive payment by wire transfer of immediately available funds. Following each Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at maturity or upon redemption will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

                          If any Interest Payment Date or the Maturity Date or redemption date of a Fixed-Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption date for any Certificated Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Maturity Date or redemption date will be the following day that is a Business Day with respect to such Note, except that, in the case of a Certificated LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Note.

Preparation of            If any order to purchase a Certificated
Pricing                   Note is accepted by or on behalf of the
Supplement:               Company, the Company will prepare a pricing
                          supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file 10 copies of such Pricing Supplement with the


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
                          Commission in accordance with the applicable paragraph of Rule 424(b) under the Act, will deliver the number of copies of such Pricing Supplement to the Agent as the Agent shall request by the close of business on the following Business Day and will, on the Agent's behalf, file five copies of such Pricing Supplement with the NASD. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                          In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:               The receipt by the Company of immediately available
                          funds in exchange for an authenticated Certificated
                          Note delivered to the Agent and the Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on or before the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement                Settlement Procedures with regard to each
Procedures:               Certificated Note sold by the Company to or through
                          the Agent (except pursuant to a Terms Agreement) shall be as follows:

                          A.      The Agent will advise the Company by
                                  telephone that such Note is a Certificated
                                  Note and of the following settlement
                                  information:

                                  l.       Name in which such Note is to be
                                           registered ("Registered Owner").


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
                                  2.       Address of the Registered Owner and
                                           address for payment of principal and
                                           interest.

                                  3.       Taxpayer identification number of
                                           the Registered Owner (if available).

                                  4.       Principal amount.

                                  5.       Maturity Date.

                                  6.       In the case of a Fixed Rate
                                           Certificated Note, the interest rate
                                           and whether such Note is an
                                           Amortizing Note or, in the case of a
                                           Floating Rate Certificated Note, the
                                           Initial Interest Rate (if known at
                                           such time), Base Rate, Index
                                           Maturity, Interest Reset Period,
                                           Initial Interest Reset Date,
                                           Interest Reset Dates, Spread or
                                           Spread Multiplier (if any), Minimum
                                           Interest Rate (if  any), Maximum
                                           Interest Rate (if any), the
                                           Alternate Rate Event Spread (if any)
                                           and the applicability of the
                                           Modified Following Banking Day
                                           Convention.

                                  7.       Interest Payment Dates.

                                  8.       Redemption provisions, if any.

                                  9.       Ranking.

                                  10.      Settlement date.

                                  11.      Price.

                                  12.      Agent's commission if any,
                                           determined as provided in the
                                           Distribution Agreement between the
                                           Company and the Agent.

                                  13. Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the





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
                                           applicability of Modified Payment
                                           upon Acceleration.

                                  14.      Any other applicable Terms.

                                  B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

                                  C. The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agent and the Trustee:

                                  1.       Note with customer confirmation.

                                  2.       Stub One - For the Trustee.

                                  3.       Stub Two - For Agent.

                                  4.       Stub Three - For the Company.

                          D. The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the Agent, and the Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instruct ions have been given by the Agent for payment to the account of
                                  the Company at              , New York, New
                                  York, in funds available for immediate use, of an amount equal to the price of such Note less the Agent's commission, if any. In the event that the instructions given by the Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire


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
                                  transfer to the account of the Agent an
                                  amount of immediately available funds equal to the amount of such payment made.

                          E. Unless the Agent purchased such Note as principal, the Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                          F. The Trustee will send Stub Three to the Company by first-class mail. Periodically, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under each Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement                For sales by the Company of Certificated
Procedures                Notes to or through the Agent (except
Timetable:                Agent (except pursuant to a Terms Agreement),
                          Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times
                          (New York City time) set forth below:


                          Settlement
                          Procedure          Time
                          ---------          ----
                             A        2:00 P.M. on day before
                                           settlement date
                             B        3:00 P.M. on day before
                                           settlement date
                             C-D      2:15 P.M. on settlement date
                             E        3:00 P.M. on settlement date
                             F        5:00 P.M. on settlement date

Failure to                If a purchaser fails to accept delivery
Settle:                   of and make payment for any Certificated Note, the
                          Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such


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
                          notice, the Company will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement with the Company, then the Company will reimburse the Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the Period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such Note to the Company.


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